Exhibit 99.1
CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS RESULTS
FOR THE SECOND QUARTER OF 2023
----------------
San Antonio, TX, August 7, 2023 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended June 30, 2023.
“We delivered improved consolidated revenue results during the second quarter as compared to the prior year, excluding movements in foreign exchange rates and European business sales, and we made notable progress in executing on several facets of our strategic plan,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “At the heart of our strategy, we remain focused on strengthening our digital capabilities and helping our clients plan, measure and maximize their campaigns, which we believe is elevating our role within the advertising ecosystem and broadening the range of advertisers we can serve.
“As we execute that digital transformation, we have continued to move forward in our plan to optimize our portfolio through the sale of our business in Italy, our agreement to sell our business in Spain and our entry into exclusive discussions to divest our business in France. Through these strategic actions, which follow the sale of our business in Switzerland in March, we believe we’re improving our risk profile and elevating our ability to drive positive cash flow. We continue our review of strategic alternatives for our other European businesses, and we remain focused on executing our strategic priorities in our America and Airports segments. We also amended and extended our revolving credit lines during the quarter, which we believe strengthens our liquidity profile given the significant market volatility and tightened credit availability.
“Looking ahead, we’re seeing some moderation in advertising demand and our visibility is reduced, but we remain within our annual financial guidance ranges after adjusting for our European business sales. We're closely monitoring business trends and are reducing costs as appropriate. We remain committed to maintaining ample liquidity on our balance sheet and operating in a disciplined manner as we execute on our strategic plan.”

Financial Highlights:
Financial highlights for the second quarter of 2023 as compared to the same period of 2022, including financial highlights excluding movements in foreign exchange rates (“FX”)1:

(In millions)	Three Months Ended June 30, 2023	% Change
Revenue:
Consolidated Revenue	$637.2	(1.0)%
Excluding movements in FX1	636.1	(1.1)%
America Revenue	287.5	0.9%
Airports Revenue	71.0	16.3%
Europe-North Revenue	149.9	2.9%
Excluding movements in FX1	152.3	4.5%
Europe-South Revenue	106.4	(18.8)%
Excluding movements in FX1	104.0	(20.6)%

Net Loss:
Consolidated Net Loss	$(36.6)	(44.0)%

Adjusted EBITDA[1]:
Adjusted EBITDA[1]	$146.3	(10.9)%
Excluding movements in FX1	146.0	(11.1)%
America Segment Adjusted EBITDA[2]	129.5	(3.3)%
Airports Segment Adjusted EBITDA[2]	16.3	10.5%
Europe-North Segment Adjusted EBITDA[2]	26.2	(5.8)%
Excluding movements in FX1	26.5	(5.0)%
Europe-South Segment Adjusted EBITDA[2]	2.4	(85.7)%
Excluding movements in FX1	2.3	(86.2)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

Update Regarding Review of Strategic Alternatives for European Businesses:
As previously disclosed, our Board of Directors has authorized a review of strategic alternatives for our European businesses, including the potential disposition of certain of our lower-margin European assets (and/or other European assets of lower priority to our European business as a whole), while retaining, for now, our higher-margin European assets.
On March 31, 2023, we sold our business in Switzerland to Goldbach Group AG for cash proceeds, net of customary closing adjustments and cash sold, of $89.4 million. On May 31, 2023, we sold our business in Italy to a subsidiary of JCDecaux for cash proceeds, net of customary closing adjustments and cash sold, of $5.1 million. In May 2023, we also entered into an agreement to sell our business in Spain to a subsidiary of JCDecaux for cash consideration of approximately $64.3 million. This transaction is expected to close in 2024, upon satisfaction of regulatory approval and other customary closing conditions. We intend to use the anticipated net proceeds from these sales, after payment of transaction-related fees and expenses, to improve liquidity and increase financial flexibility of the business as permitted under our debt agreements.
On July 17, 2023, we announced that we have entered into exclusive discussions to sell our business in France to Equinox Industries. The proposed transaction is expected to be completed in the fourth quarter of 2023, subject to an information and consultation process with Clear Channel France’s employee works council, execution of a share purchase agreement and the satisfaction of customary closing conditions. The transaction is not subject to regulatory approval.
Our Board is continuing its review of strategic alternatives for our remaining European businesses, as well as evaluating a range of other strategic opportunities to enhance value. However, there can be no assurance that these reviews will result in any additional transactions or particular outcomes. Further, we have not set a timetable for completion of these processes and may suspend them at any time.
Guidance:
Our expectations for the third quarter of 2023 are as follows:

	Third Quarter of 2023
(in millions)	Low	High
Consolidated Revenue[1]	$570	$600
America	273	283
Airports	73	78
Europe-North[1]	132	142
1Excludes movements in FX
We have updated our full year 2023 guidance from the guidance previously provided in our earnings release issued on May 9, 2023 to reflect the sale of our former business in Italy, to tighten the high-end of the ranges provided, and to provide revenue guidance for certain segments. Our revised full year 2023 guidance is as follows:

	Full Year of 2023
(in millions)	Low	High
Consolidated Revenue[1]	$2,465	$2,535
America	1,095	1,115
Airports	285	295
Europe-North[1]	590	610
Consolidated Net Loss[1]	(98)	(73)
Adjusted EBITDA[1,2]	522	552
Adjusted Funds from Operations (“AFFO”)[1,2]	62	82
Capital Expenditures	163	183
1Excludes movements in FX
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Expected results and estimates may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” herein.

Results:
Revenue:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2023	2022		2023	2022
Revenue:
America	$287,517	$285,026	0.9%	$523,566	$524,282	(0.1)%
Airports	71,045	61,106	16.3%	124,834	116,989	6.7%
Europe-North	149,909	145,718	2.9%	278,412	267,816	4.0%
Europe-South[1]	106,419	131,081	(18.8)%	214,434	220,631	(2.8)%
Other	22,349	20,449	9.3%	41,428	39,350	5.3%
Consolidated Revenue	$637,239	$643,380	(1.0)%	$1,182,674	$1,169,068	1.2%

Revenue excluding movements in FX2:
America	$287,517	$285,026	0.9%	$523,566	$524,282	(0.1)%
Airports	71,045	61,106	16.3%	124,834	116,989	6.7%
Europe-North	152,299	145,718	4.5%	292,531	267,816	9.2%
Europe-South	104,025	131,081	(20.6)%	215,953	220,631	(2.1)%
Other	21,218	20,449	3.8%	39,846	39,350	1.3%
Consolidated Revenue excluding movements in FX	$636,104	$643,380	(1.1)%	$1,196,730	$1,169,068	2.4%
1Revenue from our former businesses in Switzerland and Italy was, in the aggregate, $10.0 million and $38.2 million during the three months ended June 30, 2023 and 2022, respectively, and $40.0 million and $61.5 million during the six months ended June 30, 2023 and 2022, respectively.
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Revenue for the second quarter of 2023, as compared to the same period of 2022:
America: Revenue up 0.9%:
•Higher revenue in most markets partially offset by impact of weakness in San Francisco/Bay Area market
•Digital revenue up 2.4% to $98.4 million from $96.0 million
•National sales comprised 35.0% of America revenue, compared to 35.9% in the prior year
Airports: Revenue up 16.3%:
•Driven by increased demand due to recovery of air travel after COVID-19 and timing of campaign spending
•Digital revenue up 22.5% to $42.1 million from $34.4 million
•National sales comprised 59.7% of Airports revenue, compared to 52.7% in the prior year
Europe-North: Revenue up 2.9%; excluding movements in FX, up 4.5%:
•Driven primarily by higher street furniture revenue
•Higher revenue in most countries, most notably Belgium, the U.K. and Denmark; partially offset by lower revenue in Sweden and Norway
•Digital revenue up 5.0% to $79.5 million from $75.7 million; digital revenue, excluding movements in FX, up 6.2% to $80.5 million
Europe-South: Revenue down 18.8%; excluding movements in FX, down 20.6%:
•Sales of former businesses in Switzerland and Italy resulted in an FX-adjusted decrease of $28.4 million
•Higher revenue from Spain related to continued recovery from COVID-19, partially offset by lower revenue from France due to weaker demand as a result of civil unrest and protests, as well as billboard takedowns

Other: Revenue up 9.3%; excluding movements in FX, up 3.8%:
•Higher advertising revenue offset by termination of public bicycle rental program
Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2023	2022		2023	2022
Direct operating and SG&A expenses:
America	$158,004	$151,339	4.4%	$312,702	$290,533	7.6%
Airports	54,711	46,329	18.1%	102,236	92,282	10.8%
Europe-North	123,987	117,969	5.1%	245,552	233,387	5.2%
Europe-South[2]	104,203	115,364	(9.7)%	224,751	226,517	(0.8)%
Other	18,838	18,618	1.2%	37,548	37,059	1.3%
Consolidated Direct operating and SG&A expenses[3]	$459,743	$449,619	2.3%	$922,789	$879,778	4.9%

Direct operating and SG&A expenses excluding movements in FX4:
America	$158,004	$151,339	4.4%	$312,702	$290,533	7.6%
Airports	54,711	46,329	18.1%	102,236	92,282	10.8%
Europe-North	126,133	117,969	6.9%	258,864	233,387	10.9%
Europe-South	101,889	115,364	(11.7)%	227,224	226,517	0.3%
Other	18,082	18,618	(2.9)%	36,355	37,059	(1.9)%
Consolidated Direct operating and SG&A expenses excluding movements in FX	$458,819	$449,619	2.0%	$937,381	$879,778	6.5%
1“Direct operating and SG&A expenses” as presented throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).
2Direct operating and SG&A expenses from our former businesses in Switzerland and Italy were, in the aggregate, $9.8 million and $31.1 million during the three months ended June 30, 2023 and 2022, respectively, and $41.4 million and $59.3 million during the six months ended June 30, 2023 and 2022, respectively.
3Includes restructuring and other costs of $0.5 million and $1.2 million during the three months ended June 30, 2023 and 2022, respectively, and $1.0 million and $1.7 million during the six months ended June 30, 2023 and 2022, respectively.
4This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Direct operating and SG&A expenses for the second quarter of 2023, as compared to the same period of 2022:
America: Direct operating and SG&A expenses up 4.4%:
•Site lease expense up 6.8% to $85.5 million from $80.1 million driven by lease renewals and amendments, as well as lower rent abatements
Airports: Direct operating and SG&A expenses up 18.1%:
•Site lease expense up 24.7% to $42.8 million from $34.3 million driven by lower rent abatements and higher revenue
Europe-North: Direct operating and SG&A expenses up 5.1%; excluding movements in FX, up 6.9%:
•Higher rental costs related to additional digital displays
•Higher labor costs and electricity prices
•Site lease expense up 0.9% to $58.3 million from $57.8 million; site lease expense, excluding movements in FX, up 3.4% to $59.8 million driven by higher revenue and new contracts
Europe-South: Direct operating and SG&A expenses down 9.7%; excluding movements in FX, down 11.7%:
•Sales of former businesses in Switzerland and Italy resulted in an FX-adjusted decrease of $21.4 million
•Direct operating and SG&A expenses up in France and Spain driven by higher site lease expense mainly related to new contracts

Other: Direct operating and SG&A expenses up 1.2%; excluding movements in FX, down 2.9%:
•Lower expenses related to termination of public bicycle rental program
Corporate Expenses:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2023	2022		2023	2022
Corporate expenses[1]	$57,557	$39,081	47.3%	$92,098	$82,726	11.3%
Corporate expenses excluding movements in FX2	57,645	39,081	47.5%	92,997	82,726	12.4%
1Includes restructuring and other costs of $19.7 million and $1.5 million during the three months ended June 30, 2023 and 2022, respectively, and $19.6 million and $10.5 million during the six months ended June 30, 2023 and 2022, respectively.
2This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Corporate expenses for the second quarter of 2023, as compared to the same period of 2022, up 47.3%; excluding movements in FX, up 47.5%, driven by expense recorded for an estimated legal liability related to the China investigation.
Net Loss:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2023	2022		2023	2022
Consolidated net loss	$(36,579)	$(65,317)	(44.0)%	$(72,001)	$(155,046)	(53.6)%
Adjusted EBITDA1:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2023	2022		2023	2022
Segment Adjusted EBITDA[2]:
America	$129,513	$133,977	(3.3)%	$210,878	$234,383	(10.0)%
Airports	16,334	14,777	10.5%	22,598	24,707	(8.5)%
Europe-North	26,234	27,859	(5.8)%	33,406	34,833	(4.1)%
Europe-South	2,368	16,542	(85.7)%	(9,852)	(5,265)	(87.1)%
Other	3,511	1,831	91.8%	3,880	2,291	69.4%
Total Segment Adjusted EBITDA	177,960	194,986	(8.7)%	260,910	290,949	(10.3)%
Adjusted Corporate expenses[1]	(31,678)	(30,727)	3.1%	(62,150)	(60,588)	2.6%
Adjusted EBITDA[1]	$146,282	$164,259	(10.9)%	$198,760	$230,361	(13.7)%

Segment Adjusted EBITDA excluding movements in FX1:
America	$129,513	$133,977	(3.3)%	$210,878	$234,383	(10.0)%
Airports	16,334	14,777	10.5%	22,598	24,707	(8.5)%
Europe-North	26,471	27,859	(5.0)%	34,217	34,833	(1.8)%
Europe-South	2,285	16,542	(86.2)%	(10,781)	(5,265)	(104.8)%
Other	3,136	1,831	71.3%	3,491	2,291	52.4%
Total Segment Adjusted EBITDA	177,739	194,986	(8.8)%	260,403	290,949	(10.5)%
Adjusted Corporate expenses excluding movements in FX1	(31,767)	(30,727)	3.4%	(63,050)	(60,588)	4.1%
Adjusted EBITDA excluding movements in FX1	$145,972	$164,259	(11.1)%	$197,353	$230,361	(14.3)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Segment Adjusted EBITDA is a GAAP financial measure. See “Supplemental Disclosures” section herein for more information.

AFFO1:

(In thousands)	Three Months Ended June 30,	Six Months Ended June 30,
	2023	2023
AFFO[1]	$30,564	$(26,261)
AFFO excluding movements in FX1	30,515	(27,667)
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
Capital Expenditures:

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2023	2022		2023	2022
America	$18,888	$23,674	(20.2)%	$35,696	$38,474	(7.2)%
Airports	2,559	6,550	(60.9)%	7,310	9,562	(23.6)%
Europe-North	4,081	5,036	(19.0)%	11,147	11,486	(3.0)%
Europe-South	6,314	6,438	(1.9)%	11,365	15,061	(24.5)%
Other	1,036	290	257.2%	2,957	1,293	128.7%
Corporate	3,826	3,311	15.6%	6,656	5,232	27.2%
Consolidated capital expenditures	$36,704	$45,299	(19.0)%	$75,131	$81,108	(7.4)%
Markets and Displays:
As of June 30, 2023, we operated more than 470,000 print and digital out-of-home advertising displays in 21 countries, with the majority of our revenue generated by operations in the U.S. and Europe. As of June 30, 2023, we had presence in 80 Designated Market Areas (“DMAs”) in the U.S., including 43 of the top 50 U.S. markets, and in 14 countries throughout Europe.

	Number of digital displays added (removed), net, in second quarter	Total number of displays as of June 30, 2023
		Digital	Printed	Total
America[1]:
Billboards[2]	51	1,765	34,486	36,251
Other displays[3]	—	584	19,193	19,777
Airports[4]	(104)	2,426	9,892	12,318
Europe-North	275	14,531	248,247	262,778
Europe-South[5]	(774)	4,421	129,771	134,192
Other	82	1,167	5,426	6,593
Total displays	(470)	24,894	447,015	471,909
1As of June 30, 2023, our America segment had presence in 27 U.S. markets.
2Billboards includes bulletins, posters, spectaculars and wallscapes.
3Other displays includes street furniture and transit displays.
4As of June 30, 2023, our Airports segment had displays across nearly 200 commercial and private airports in the U.S. and the Caribbean. The decrease in Airports digital displays during the second quarter was largely due to the replacement of multi-face video walls with single video walls in certain national airports.
5The decrease in Europe-South digital displays during the second quarter was driven by the sale of our former business in Italy.

Clear Channel International B.V.
Clear Channel International B.V. (“CCIBV”), an indirect wholly-owned subsidiary of the Company and the issuer of our 6.625% Senior Secured Notes due 2025 (the “CCIBV Senior Secured Notes”), includes the operations of our Europe-North and Europe-South segments, as well as Singapore, which, following the changes to our reporting segments in the fourth quarter of 2022, is included in “Other.” The financial results of Singapore are immaterial to the results of CCIBV.
CCIBV results for the second quarter of 2023 as compared to the same period of 2022 are as follows:
•CCIBV revenue decreased 6.8% to $261.3 million from $280.3 million. Excluding the $0.1 million impact of movements in FX, CCIBV revenue decreased 6.9% driven by the sales of our former businesses in Switzerland and Italy, which resulted in an FX-adjusted decrease of $28.4 million. This was partially offset by higher revenue from many of our remaining European businesses, as described in the above “Results” section of this Earnings Release. Singapore represented less than 2% of CCIBV revenue for the three months ended June 30, 2023.
•CCIBV operating income was $12.7 million compared to $15.6 million in the same period of 2022.
Liquidity and Financial Position:
Cash and Cash Equivalents:
As of June 30, 2023, we had $232.9 million of cash on our balance sheet, including $140.9 million of cash held outside the U.S. (excludes cash held by our business in Spain, which is held for sale).

(In thousands)	Six months ended June 30,
2023
Net cash used for operating activities	$(54,386)
Net cash provided by investing activities[1]	13,360
Net cash used for financing activities	(18,968)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	5,040
Net decrease in cash, cash equivalents and restricted cash	$(54,954)

Cash paid for interest	$202,664
Cash paid for income taxes, net of refunds	$6,574
1Includes $94.4 million of proceeds, net of customary closing adjustments and cash sold, from the sales of our former businesses in Switzerland and Italy.
Debt:
During the six months ended June 30, 2023, we made $10.0 million of principal payments on our Term Loan Facility and will make additional principal payments on this debt totaling $10.0 million during the remainder of the year. Additionally, €3.75 million of principal on the state-guaranteed loan held by one of our non-guarantor European subsidiaries will become due during the second half of the year. Our next material debt maturity is in 2025 when the $375.0 million aggregate principal amount of the CCIBV Senior Secured Notes is due. However, at our option, we may redeem or repay a portion of our outstanding debt prior to maturity in accordance with the terms of our debt agreements.
We anticipate having cash interest payment obligations of $213.8 million during the remainder of 2023 and $420.7 million in 2024, assuming that we do not refinance or incur additional debt.
Please refer to Table 3 in this earnings release for additional detail regarding our outstanding debt balance.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$637,239	$643,380	$1,182,674	$1,169,068
Operating expenses:
Direct operating expenses[1]	346,560	331,325	691,410	652,527
Selling, general and administrative expenses[1]	113,183	118,294	231,379	227,251
Corporate expenses[1]	57,557	39,081	92,098	82,726
Depreciation and amortization	71,138	60,577	144,101	120,984
Impairment charges	—	21,805	—	21,805
Other operating (income) expense, net[2]	(5,785)	1,367	(97,061)	(3,544)
Operating income	54,586	70,931	120,747	67,319
Interest expense, net	(105,242)	(86,594)	(207,995)	(169,392)
Other income (expense), net	12,319	(26,235)	21,323	(32,234)
Loss before income taxes	(38,337)	(41,898)	(65,925)	(134,307)
Income tax benefit (expense)	1,758	(23,419)	(6,076)	(20,739)
Consolidated net loss	(36,579)	(65,317)	(72,001)	(155,046)
Less amount attributable to noncontrolling interest	718	347	208	486
Net loss attributable to the Company	$(37,297)	$(65,664)	$(72,209)	$(155,532)
1Excludes depreciation and amortization.
2Other operating income, net, includes a gain of $11.2 million from sale of our former business in Italy during the three and six months ended June 30, 2023 and a gain of $96.4 million from the sale of our former business in Switzerland during the six months ended June 30, 2023.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Weighted average common shares outstanding – basic and diluted	482,373	475,125	480,448	472,859
TABLE 2 - Selected Balance Sheet Information:

(In thousands)	June 30, 2023	December 31, 2022
Cash and cash equivalents	$232,877	$286,781
Total current assets	891,770	1,120,916
Net property, plant and equipment	709,778	787,548
Total assets	4,839,734	5,086,011
Current liabilities (excluding current portion of long-term debt)	935,891	1,096,322
Long-term debt (including current portion of long-term debt)	5,590,988	5,594,017
Stockholders’ deficit	(3,405,361)	(3,262,806)

TABLE 3 - Total Debt:

(In thousands)	June 30, 2023	December 31, 2022
Debt:
Term Loan Facility Due 2026[1]	$1,925,000	$1,935,000
Revolving Credit Facility Due 2026[2]	—	—
Receivables-Based Credit Facility Due 2026[3]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel Outdoor Holdings 7.75% Senior Notes Due 2028	1,000,000	1,000,000
Clear Channel Outdoor Holdings 7.5% Senior Notes Due 2029	1,050,000	1,050,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	375,000
Other debt[4]	37,118	36,798
Original issue discount	(4,883)	(5,596)
Long-term debt fees	(41,247)	(47,185)
Total debt[5]	5,590,988	5,594,017
Less: Cash and cash equivalents[6]	(233,170)	(287,350)
Net debt	$5,357,818	$5,306,667
1The term loans under the Term Loan Facility amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of such term loans, with the balance being payable on August 23, 2026.
2In June 2023, the Senior Secured Credit Agreement was amended, extending the maturity date of the Revolving Credit Facility to August 2026 and reducing the aggregate revolving credit commitments of the Revolving Credit Facility to $150.0 million. The full $150.0 million will be available through August 23, 2024, and $115.8 million will be available through August 23, 2026. As of June 30, 2023, we had $43.2 million of letters of credit outstanding and $106.8 million of excess availability under the Revolving Credit Facility.
3In June 2023, the Receivables-Based Credit Agreement was amended, extending its maturity to August 2026 and increasing its aggregate revolving credit commitments to $175.0 million. (The borrowing limit of the Receivables-Based Credit Facility is equal to the lesser of $175.0 million and the borrowing base, which is calculated based on our accounts receivable balance each period in accordance with our Receivables-Based Credit Agreement.) As of June 30, 2023, we had $43.1 million of letters of credit outstanding and $116.2 million of excess availability under the Receivables-Based Credit Facility.
4Other debt includes finance leases and a state-guaranteed loan of €30.0 million, or approximately $32.7 million at current exchange rates.
5The current portion of total debt was $29.1 million and $25.2 million as of June 30, 2023 and December 31, 2022, respectively.
6Includes cash and cash equivalents held for sale as of the respective balance sheet date, including cash and cash equivalents of our business in Spain at June 30, 2023 and cash and cash equivalents of our former business in Switzerland at December 31, 2022.
Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company has four reportable segments, which it believes best reflect how the Company is currently managed: America, which consists of the Company’s U.S. operations excluding airports; Airports, which includes revenue from U.S. and Caribbean airports; Europe-North, which consists of operations in the U.K., the Nordics and several other countries throughout northern and central Europe; and Europe-South, which consists of operations in France and Spain, and prior to their sales on March 31, 2023 and May 31, 2023, respectively, Switzerland and Italy. The Company’s remaining operations in Latin America and Singapore are disclosed as “Other.”
Segment Adjusted EBITDA is the profitability metric reported to the Company's chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.

Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company presents this information because the Company believes these non-GAAP measures help investors better understand the Company’s operating performance as compared to other out-of-home advertisers, and these metrics are widely used by such companies in practice. Please refer to the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures below.
The Company defines, and uses, these non-GAAP financial measures as follows:
•Adjusted EBITDA is defined as consolidated net income (loss), plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income) and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs and other special costs.
The Company uses Adjusted EBITDA as one of the primary measures for the planning and forecasting of future periods, as well as for measuring performance for compensation of Company executives and other members of Company management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by Company management and helps improve investors' ability to understand the Company’s operating performance, making it easier to compare the Company's results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
•As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of “Adjusted Corporate expenses,” which the Company defines as corporate expenses excluding share-based compensation expense and restructuring and other costs.
•The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO, which is consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interest. The Company defines AFFO as FFO before: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; amortization of deferred financing costs and discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; foreign exchange transaction gain or loss; non-service related pension costs or benefits; and other items, including adjustment for unconsolidated affiliates and noncontrolling interest and nonrecurring infrequent or unusual gains or losses.
The Company is not a Real Estate Investment Trust (“REIT”). However, the Company competes directly with REITs that present the non-GAAP measures of FFO and AFFO and, accordingly, believes that presenting such measures will be helpful to investors in evaluating the Company’s operations with the same terms used by the Company’s direct competitors. The Company calculates FFO in accordance with the definition adopted by Nareit. Nareit does not restrict presentation of non-GAAP measures traditionally presented by REITs by entities that are not REITs. In addition, the Company believes FFO and AFFO are already among the primary measures used externally by the Company’s investors, analysts and competitors in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. The Company does not use, and you should not use, FFO and AFFO as an indication of the Company’s ability to fund its cash needs or pay dividends or make other distributions. Because the Company is not a REIT, the Company does not have an obligation to pay dividends or make distributions to stockholders and does not intend to pay dividends for the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.
A significant portion of the Company's advertising operations is conducted in foreign markets, principally Europe, and Company management reviews the results from its foreign operations on a constant dollar basis. The Company presents the GAAP measures of revenue, direct operating and SG&A expenses, corporate expenses and Segment Adjusted EBITDA, as well as the non-GAAP financial measures of Adjusted EBITDA, Adjusted Corporate expenses, FFO and AFFO, excluding movements in foreign exchange rates because Company management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period's amounts in local currency to U.S. dollars using average monthly foreign exchange rates for the same period of the prior year.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, FFO and AFFO, the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similar measures provided by other companies. See reconciliations of consolidated net loss to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses and consolidated net loss to FFO and AFFO in the tables set forth below. This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, which are available on the Investor Relations page of the Company’s website at investor.clearchannel.com.
Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Consolidated net loss	$(36,579)	$(65,317)	$(72,001)	$(155,046)
Adjustments:
Income tax (benefit) expense	(1,758)	23,419	6,076	20,739
Other (income) expense, net	(12,319)	26,235	(21,323)	32,234
Interest expense, net	105,242	86,594	207,995	169,392
Other operating (income) expense, net	(5,785)	1,367	(97,061)	(3,544)
Impairment charges	—	21,805	—	21,805
Depreciation and amortization	71,138	60,577	144,101	120,984
Share-based compensation	6,179	6,876	10,303	11,590
Restructuring and other costs	20,164	2,703	20,670	12,207
Adjusted EBITDA	$146,282	$164,259	$198,760	$230,361
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Corporate expenses	$(57,557)	$(39,081)	$(92,098)	$(82,726)
Share-based compensation	6,179	6,876	10,303	11,590
Restructuring and other costs	19,700	1,478	19,645	10,548
Adjusted Corporate expenses	$(31,678)	$(30,727)	$(62,150)	$(60,588)

Reconciliation of Consolidated Net Loss to FFO and AFFO

	Three Months Ended June 30,	Six Months Ended June 30,
(in thousands)	2023	2023
Consolidated net loss	$(36,579)	$(72,001)
Depreciation and amortization of real estate	62,880	127,634
Net gain on disposition of real estate (excludes condemnation proceeds)[1]	(10,248)	(104,479)
Adjustment for unconsolidated affiliates and non-controlling interest	(1,301)	(1,172)
Funds From Operations (FFO)	$14,752	$(50,018)
Capital expenditures–maintenance	(14,684)	(25,041)
Straight-line rent effect	1,580	2,915
Depreciation and amortization of non-real estate	8,258	16,467
Amortization of deferred financing costs and discounts	2,907	5,794
Share-based compensation	6,179	10,303
Deferred taxes	(4,001)	1,411
Restructuring and other costs	20,164	20,670
Transaction costs	6,024	10,312
Foreign exchange transaction gain	(12,547)	(21,684)
Other items	1,932	2,610
Adjusted Funds From Operations (AFFO)	$30,564	$(26,261)
1Net gain on disposition of real estate includes a gain of $11.2 million from sale of our former business in Italy during the three and six months ended June 30, 2023 and a gain of $96.4 million from the sale of our former business in Switzerland during the six months ended June 30, 2023.
Reconciliation of Consolidated Net Loss Guidance1 to Adjusted EBITDA Guidance1

	Full Year of 2023
(in millions)	Low	High
Consolidated net loss	$(98)	$(73)
Adjustments:
Income tax expense	6	6
Other income, net	(23)	(25)
Interest expense, net	418	425
Other operating income, net	(98)	(98)
Depreciation and amortization	267	267
Share-based compensation	19	19
Restructuring and other costs	31	31
Adjusted EBITDA	$522	$552
1Guidance excludes movements in FX

Reconciliation of Consolidated Net Loss Guidance1 to FFO and AFFO Guidance1

	Full Year of 2023
(in millions)	Low	High
Consolidated net loss	$(98)	$(73)
Depreciation and amortization of real estate	233	233
Net gain on disposition of real estate (excludes condemnation proceeds)[2]	(110)	(110)
Adjustment for unconsolidated affiliates and non-controlling interest	(3)	(3)
Funds From Operations (FFO)	$22	$47
Capital expenditures–maintenance	(48)	(51)
Straight-line rent effect	5	5
Depreciation and amortization of non-real estate	34	34
Amortization of deferred financing costs and discounts	12	12
Share-based compensation	19	19
Deferred taxes	(6)	(6)
Restructuring and other costs	31	31
Foreign exchange transaction gain	(23)	(25)
Other items	16	16
Adjusted Funds From Operations (AFFO)	$62	$82
1Guidance excludes movements in FX.
2Includes gains of $96.4 million and $11.2 million from the sales of our former businesses in Switzerland and Italy, respectively.
Conference Call
The Company will host a conference call to discuss these results on August 7, 2023 at 8:30 a.m. Eastern Time. The conference call number is 1-833-470-1428 (U.S. callers) and 1-929-526-1599 (international callers), and the access code for both is 924865. A live audio webcast of the conference call will be available on the “Events and Presentations” section of the Company’s investor website (investor.clearchannel.com). Approximately two hours after the live conference call, a replay of the webcast will be available for a period of 30 days on the “Events and Presentations” section of the Company’s investor website.
About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month across more than 470,000 print and digital displays in 21 countries.
For further information, please contact:
Investors:
Eileen McLaughlin
Vice President - Investor Relations
(646) 355-2399
InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to be materially different from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. The words “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar words and expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance, outlook, long-term forecast, goals or targets; our business plans and strategies; our expectations about the timing, closing, satisfaction of closing conditions, use of proceeds and benefits of the sales of our European businesses as well as expectations about certain markets and strategic review processes; industry and market trends; and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: the delay or failure to satisfy the conditions to divest any of our European businesses; the impact of the continued strategic reviews of our other European businesses and assets, including failure to realize their benefits; our inability to complete any other transactions with respect to our other European businesses and improve our portfolio; the difficulty, cost and time required to implement our strategy, including optimizing our portfolio, and the fact that we may not realize the anticipated benefits therefrom; continued economic uncertainty, an economic slowdown or a recession; financial and industry conditions such as volatility in the U.S. and global banking market; our ability to service our debt obligations and to fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; competition; technological changes and innovations; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; legislative or regulatory requirements; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations, as well as various actual and proposed environmental, social and governance policies and regulations; the impact of future dispositions, acquisitions and other strategic transactions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the risk that indemnities from iHeartMedia, Inc. will not be sufficient to insure us against the full amount of certain liabilities; risks of doing business in foreign countries, including the impact of geopolitical events, such as the war in Ukraine; fluctuations in exchange rates and currency values; volatility of our stock price; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; our dependence on our management team and other key individuals; continued scrutiny and changing expectations from investors, lenders, customers, government regulators and other stakeholders; and certain other factors set forth in our other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. Other key risks are described in the section entitled "Item 1A. Risk Factors" of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2022. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.